Exhibit 99.1

Tom Hemingway
1503 South Coast Drive, #206
Costa Mesa, California 92626

March 3, 2011

The Board of Directors
Clicker Inc.
18952 MacArthur Blvd, Suite 210
Irvine, CA 92612

Re:           Letter of Resignation

Gentlemen:

Please be advised that I hereby resign as a Director of Clicker Inc. (the “Company”) effective as of the date first written above.

Further, I hereby confirm that any outstanding remuneration or fees of any nature owed to me have been assigned by the Company and assumed by Albert Aimers and therefore, I have no claim against the Company in respect of any outstanding remuneration or fees of any nature.

Sincerely,

/s/ TOM HEMINGWAY
Tom Hemingway